SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


                  Date of Report:  November 25, 1996





                            MEDIMMUNE, INC.
        (Exact name of registrant as specified in its charter)



                   Commission File Number:  0-19131


          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD        20878
     (Address of principal executive offices)              (Zip Code)



     Registrant's telephone number, including area code (301) 417-0770


             No Exhibits are being filed with this report









                            MEDIMMUNE, INC.
                      Current Report on Form 8-K

ITEM 5.  OTHER EVENTS


MedImmune, Inc. reported the information contained on the following press release dated November 25, 1996.

            COMPLETE H. PYLORI GENOME SEQUENCE LICENSED TO
           ORAVAX AND PASTEUR MERIEUX CONNAUGHT IN EXCLUSIVE
          AGREEMENT WITH MEDIMMUNE AND HUMAN GENOME SCIENCES
                   FOR DEVELOPMENT OF NOVEL VACCINES

Cambridge, MA; Lyon, France; Gaithersburg, MD; and Rockville, MD, November 25, 1996 -Vaccine development partners OraVax, Inc. (Nasdaq:ORVX) and Pasteur Merieux Connaught have entered a research and licensing agreement with MedImmune (Nasdaq:MEDI) and Human Genome Sciences (Nasdaq:HGSI) (HGS). Announced jointly by all four companies, OraVax and Pasteur Merieux Connaught have licensed the complete genome sequence of Helicobacter pylori (H. pylori) for the development of vaccines against H. pylori, the bacteria which causes the majority of cases of duodenal and stomach ulcers and is a major risk factor for stomach cancer.

Under the terms of the agreement, OraVax and Pasteur Merieux Connaught are granted an exclusive worldwide license to the complete H. pylori genome for vaccine development. Under an existing alliance, MedImmune licensed from HGS the genomic sequences of H. pylori and other bacteria for the development of new vaccines and immunotherapeutics. Under this agreement, OraVax and Pasteur Merieux Connaught will have control and responsibility for filing patents on new molecular discoveries for use in the development of vaccines againstH. pylori infection.

"This agreement provides access to the most complete and detailed genomic information and bioinformatics capabilities related to H. pylori available, significantly strengthening our clinical development program in the field of H. pylori vaccine development," said Jean-Jacques Bertrand, President of Pasteur Merieux Connaught and Lance K. Gordon, Ph.D., President and CEO of OraVax, co-Chairmen of the H. pylori vaccine partnerships between Pasteur Merieux Connaught and OraVax. "This information is an important addition to the genomic database we have already assembled, allowing for rapid confirmation of existing knowledge as well as accelerated discovery and evaluation of new molecules as potential vaccine components."

Financial terms of the agreement call for OraVax and Pasteur Merieux Connaught to make license payments to MedImmune/HGS beginning with execution of the agreement and upon issuance of the first U.S. patent. In addition to royalties on any future sales, future milestone payments will be paid to MedImmune/HGS to reflect attainment of certain product development and revenue goals.

This H. pylori sequence was determined by a team led by Jean-Francois Tomb, Ph.D., of The Institute for Genomic Research (TIGR) in Rockville,
Maryland, an affiliate of HGS. Dr. Tomb's team prevailed in the assembly of all 1.67 megabases of the H. pylori genome. The team then identified more than 1,600 open reading frames and closed all gaps in the sequences to complete the genome.

H. pylori infection affects an estimated 30 percent of the U.S. population, causing more than 5 million cases of peptic ulcer disease per year. In other parts of the world, the infection and ulcer rates are significantly higher. The World Health Organization's 1996 World Health Report estimates that H. pylori is also responsible for 550,000 new cases per year of stomach cancer worldwide.

"This agreement will serve all parties well, and most importantly, we hope, will serve patients who suffer from the pathogenic effects of H. pylori," said William A. Haseltine, Ph.D., Chairman and CEO of Human Genome
Sciences and Wayne T. Hockmeyer, Ph.D., Chairman and CEO of MedImmune.
"The experience and scientific capability of the OraVax and Pasteur
Merieux Connaught team, and their aggressive commitment to an H. pylori program are an exciting and valuable complement to the genomic material and information HGS and TIGR have developed. Naturally, we hope they are able to develop and launch an H. pylori vaccine rapidly."

OraVax and Pasteur Merieux Connaught have established global partnerships to develop and commercialize vaccines against H. pylori. The companies recently completed a Phase II study which demonstrated for the first time that one antigen, urease, when administered with an adjuvant, could elicit an immune response and reduce levels of H. pylori infection in humans. OraVax and Pasteur Merieux Connaught have a proprietary position on more than 30 potential H. pylori vaccine antigens.

The collaboration between MedImmune and HGS involves the sequencing of bacterial genomes for the development of vaccines and immunotherapeutic agents. Prior to today's announcement, the companies have announced the sequencing and initiation of product development for vaccines against two bacterial pathogens, non-typeable Haemophilus influenzae, which causes middle-ear infections in children, and Staphylococcus aureus, a major hospital infection.

This news release contains forward-looking statements that involve risks and uncertainties, including product development and commercialization risks, the risks of satisfying the regulatory approval process in a timely manner, and other risks detailed in OraVax, HGS and MedImmune filings with the U.S. Securities and Exchange Commission (SEC).

OraVax, Inc., based in Cambridge, Massachusetts, is a biopharmaceutical company engaged in the discovery and development of oral vaccines and non-injected antibody products to prevent or treat diseases which infect the human body at its mucosal linings.

Pasteur Merieux Connaught, seeks to contribute as the global leader to the protection and maintenance of human health by creating superior immunological products for the prevention and treatment of infectious diseases and cancers. Pasteur Merieux Connaught refers to companies owned by Pasteur Merieux Serums & Vaccins S.A. of Lyon, France, including subsidiaries Connaught Laboratories in Canada and the United States, which are part of the Rhone-Poulenc group.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. MedImmune currently markets two products through its hospital-based sales force and has six new products in clinical trials. MedImmune is located in Gaithersburg, Maryland.

Human Genome Sciences is a company with the mission to develop products to predict, prevent, detect, treat and cure disease based on technology derived from its leadership position in the discovery and understanding of human, microbial, and plant genes. Human Genome Sciences, Inc. is based in Rockville, Maryland.





                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MEDIMMUNE, INC.
                              Registrant)



Date:  November 25, 1996      David M. Mott
                              President and Chief Operating Officer
                              (Principal financial and accounting
                               officer)